Exhibit 99.B(d)(7)

Form of Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Enhanced Investment Technologies, LLC

As of August 28, 2003, as amended [                    ], 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund
Large Cap Fund
Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

Name:	Name:

Title:	Title:

Form of Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Enhanced Investment Technologies, LLC

As of August 28, 2003, as amended [                    ], 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund
Large Cap Fund
Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

Name:	Name:

Title:	Title:

2